Exhibit 99.1

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (“Contract”) is made as of this 18th day of May, 2015 (the “Effective Date”) by and between CRP II – Sunshine Plaza, LLC, a Florida limited liability company, (“Seller”), and WHLR-Sunshine Shopping Plaza, LLC, a Delaware limited liability company (“Purchaser”).
WITNESSETH:

WHEREAS, Seller owns a shopping center containing approximately 11.46 acres of land and buildings with approximately 111,189 square feet of leasable area, commonly referred to as Sunshine Shopping Plaza with an address of 1107/1177 Homestead Road North, Lehigh Acres, Florida, and having the Lee County Folio Number 10496240, and desires to sell same to Purchaser; and

WHEREAS, Purchaser desires to acquire such shopping center and related assets;
NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:
1.    Property. Subject to the terms and conditions hereof, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the following described property:
A.    All those certain tracts or parcels of land located in Lehigh Acres, Florida, consisting of approximately 11.46 acres of land as more particularly described on Exhibit “A” attached hereto and by this reference incorporated, together with the buildings, certain driveways, parking areas, stormwater ponds, and vacant parcels, and all other improvements located thereon owned by Seller (the “Improvements”), and together with all appurtenances, rights, easements, rights of way, tenements and hereditaments incident thereto and all title and interest, if any, of Seller in and to any land lying in the bed of any street, road or avenue, open, closed or proposed, in front of or adjoining said tracts of land (said tracts of land, the Improvements and all other rights described above being hereinafter collectively referred to as the “Real Property”); and

B.    All equipment, furniture, furnishings, supplies and other fixtures of every description located on, or attached to the Real Property and which are owned by Seller as of the Effective Date (the “Additional Property”), and

C.    All leases of portions of the Real Property (the “Leases”), as more particularly described in that rent roll on Exhibit “B” attached hereto and by this reference made a part hereof; and

D.    To the extent of Seller’s interest, if any, all other assets and property rights (including intangible assets) relating to the Real Property and Additional Property or any portion thereof, including, but not limited to, all reciprocal easement agreements, operating agreements, development agreements, warranties, guarantees and bonds, certificates of occupancy, trade names, service marks, service contracts (to the extent assumed by Purchaser), governmental and regulatory licenses and permits (including any permits relating to stormwater management), final working drawings, engineering plans, utilities lay-out plans, surveys, topographical plans and plans and specifications.

The Real Property, Additional Property, Leases and all other assets and property rights and interests described in this Section 1 are hereinafter collectively referred to as the “Property”.

2.    Purchase Price and Terms of Payment.
A.    The purchase price (“Purchase Price”) for the Property shall be Ten Million Three Hundred Fifty Thousand and 00/100 Dollars ($10,350,000.00) and shall be paid on the Closing Date by Federal funds wire transfer, in United States dollars.
B.    One Hundred Thousand and 00/100 Dollars ($100,000.00) (the “Initial Deposit”) shall be deposited by Purchaser in escrow with Johnson, Pope, Bokor, Ruppel & Burns, LLP, as agent for First American Title Insurance Company, as escrow agent (the “Escrow Agent”), within two (2) business days after the Effective Date. Within one (1) business day after the expiration of the Review Period (as defined below), unless this Contract has been sooner terminated, Purchaser shall deposit an additional One Hundred Thousand and 00/100 Dollars ($100,000.00) (the “Second Deposit”) with Escrow Agent, where the Deposit shall be non-refundable except as provided for herein. As used in this Contract, “Deposit” shall refer collectively to the Initial Deposit and the Second Deposit, together with all interest earned thereon, if any. If the transaction contemplated by this Contract closes in accordance with the terms and conditions of this Contract, at Closing, as defined below, the Deposit shall be delivered by the Escrow Agent to Seller as payment toward the Purchase Price. If the transaction fails to close due to a default on the part of Seller or if a condition set forth in this Contract for the benefit of Purchaser is not satisfied or removed, the Deposit shall be delivered by the Escrow Agent to Purchaser. If the transaction fails to close due to a default on the part of Purchaser, the Deposit shall be delivered by the Escrow Agent to Seller as Seller’s sole and exclusive remedy, as more particularly provided for in Section 14 below.
C.    The remaining balance of the Purchase Price shall be payable in cash, or by wire transfer or other immediately available funds, to Seller on the Closing Date.

3.    Review Period; Inspection.

A.    At all times during the period commencing on the Effective Date and terminating thirty (30) days after the Effective Date (the “Review Period”), Purchaser, its agents, employees, representatives and contractors, at Purchaser’s sole cost and expense, shall have the rights:

1.    To enter upon the Real Property at all reasonable times, and after reasonable advance notice to Seller, to perform such tests, inspections and examinations of the Real Property and Additional Property as Purchaser deems advisable, subject to the limitations contained in this Contract. Purchaser shall not interfere with the operation of the Property during the conduct of the inspections. Purchaser shall not conduct a Phase II environmental site assessment or any other form of invasive testing or sampling without the prior written consent of Seller which consent may be withheld in Seller’s reasonable discretion. Seller shall have the right, in its reasonable discretion where such consent shall not be unreasonably withheld, to approve the scope and terms of engagement for any Phase II environmental site assessment. Prior to entering upon the Real Property to perform any such intrusive tests, Purchaser will notify Seller in writing of its intent to do so as well as of any proposed testing, boring, sampling or any other inspection procedures (collectively, the “Inspection Procedures”) that Purchaser desires to perform on the Real Property; provided, however, that Purchaser will conduct the Inspection Procedures solely in accordance with the procedures that have been approved by Seller, which approval shall not be unreasonably withheld. If Seller objects to the Inspection Procedures proposed by Purchaser, Purchaser will revise the Inspection Procedures as may be necessary in order to obtain Seller’s approval thereof. If Seller does not object to the Inspection Procedures within five (5) business days after receipt of written notice from Purchaser, Seller will be deemed to have not approved of the Inspection Procedures. Purchaser will not initiate contact with local, state or federal environmental agencies, except through Seller. The inspections may be conducted by Purchaser or any designee of Purchaser, including, without limitation, engineers, accountants, architects and Purchaser’s employees, during normal business hours and upon reasonable notice to Seller or its designated agents, so long as Purchaser does not interfere with the Tenants’ use of the Property. Purchaser may conduct interviews with any of the Tenants so long as reasonable prior written notice is given to Seller and, to the extent Seller so desires, a representative of Seller is present. Purchaser shall return all materials provided to Purchaser by Seller if the sale does not close for any reason whatsoever and to the extent the Deposit is otherwise to be returned to Purchaser in connection therewith, the same shall not be returned until such copies and materials that were provided by Seller to Purchaser have been returned to Seller. The foregoing sentence shall survive the termination of this Agreement.

Purchaser shall keep the results of all inspections conducted pursuant to this Contract confidential and shall not disclose such results except (i) to such of Purchaser’s employees, consultants, attorneys, affiliates and advisors who have a need to know the information in connection with the contemplated transaction and who have agreed, in writing, to be bound by the terms of this confidentiality provision, (ii) to the permitted assignee of Purchaser and to such of its members, managers or general partners and their employees, consultants, attorneys, affiliates and advisors who have a need to know the information in connection with the contemplated transaction and who have agreed, in writing, to be bound by the terms of this confidentiality provision (iii) to any lender or investor or any prospective lender or investor of Purchaser or any permitted assignee and who have agreed, in writing, to be bound by the terms of this confidentiality provision (iv) to the extent the same shall be or have otherwise become publicly available other than as a result of a disclosure by Purchaser, its permitted assignee or affiliates, (v) to the extent required to be disclosed by law or during the course of or in connection with any litigation, hearing or other legal proceeding, or (vi) with the written consent of Seller, as the case may be; it being expressly acknowledged and agreed by Purchaser that the foregoing confidentiality agreements shall survive the termination of this Contract.
2.    After reasonable advance notice to Seller, to investigate and review any and all books and records relating to the Property and all Leases, service agreements, tenant correspondence, operating statements, warranties, guarantees or bonds, certificates of occupancy, governmental or regulatory licenses and permits, plans and specifications and other items relating to the Property. Within five (5) days of the Effective Date Seller shall forward to Purchaser true and complete copies of all the items set forth on Exhibit “C”, but only to the extent that such items are in Seller’s actual possession. At all reasonable times Seller shall make available to Purchaser, its counsel and accountants, all financial and operating data and other books and records pertaining to the Property in Seller’s actual possession.
B.    During such periods of time as Purchaser is allowed to enter the Real Property pursuant to the terms of this Agreement, Purchaser shall take all steps necessary to protect the Real Property from damage by reason of its activities and, in the event of any such damage to the Real Property, Purchaser shall promptly restore or cause to be restored that portion of the Real Property so damaged to the condition existing prior to such damage. Purchaser agrees to indemnify, defend and hold Seller harmless from and against any and all claims, losses, damages, costs and expenses (including, but not limited to, attorneys’ fees and costs) threatened or real, arising out of or resulting in any manner from the entry onto the Real Property by Purchaser, and the commencement by Purchaser, its agents, employees, licensees, vendors and contractors of activities on the Real Property allowed hereunder, including, but not limited to, personal injury (including death) and property damage.
C.    Purchaser shall not permit any construction, mechanic’s, materialman’s or other lien to be filed against any of the Real Property as the result of any work, labor, service or materials performed or furnished, by, for or to Purchaser, its employees, agents and/or contractors. If any such lien shall at any time be filed against the Real Property, Purchaser shall, without expense to Seller, cause the same to be discharged of record by payment, bonds, order of a court of competent jurisdiction or otherwise, within thirty (30) days of the filing thereof. Purchaser shall indemnify, defend and hold harmless Seller against any and all claims, losses, damages, costs and expenses (including, but not limited to, attorneys’ fees and costs), arising out of the filing of any such liens and/or the failure of Purchaser to cause the discharge thereof as same is provided herein.
D.    Purchaser shall procure and continue in force and effect from and after the date Purchaser first desires to enter the Real Property, and continuing throughout the term of this Agreement, the following insurance coverages placed with a responsible insurance company licensed to do business in the State in which the Real Property is located having an A.M. Best’s rating of “A-IX” or better: comprehensive general liability insurance with a combined single limit of not less than $1,000,000.00 per occurrence or commercial general liability insurance with limits of not less than $1,000,000.00 per occurrence and $3,000,000.00 aggregate. To the extent such $3,000,000.00 limit of liability is shared with multiple properties, a per location aggregate shall be included. Seller and/or its designees shall be included as additional insureds under such comprehensive general liability or commercial general liability coverage. Purchaser shall deliver to Seller a certificate of such insurance evidencing such coverage prior to the date Purchaser is permitted to enter the Property. Such insurance may not be cancelled or amended except upon thirty (30) days’ prior written notice to Seller. The minimum levels of insurance coverage to be maintained by Purchaser hereunder shall not limit Purchaser’s liability under this Section.
E.    Purchaser shall have the right during the Review Period to determine that it is satisfied, in its sole and absolute discretion, with the results of any of the tests, inspections or investigations relating to the Property or the operation thereof, and that the Property is suitable in all respects for Purchaser’s intended purposes or needs. In the event Purchaser does not, prior to the end of the Review Period, notify Seller in writing of the waiver of its right to terminate this Contract pursuant to its review of the items as set forth in this Section 3, this Contract shall automatically terminate without requirement of further action on the part of Purchaser or Seller. In the event of such termination, Purchaser shall immediately return to Seller any documents, plans, studies or other materials related to the Property that were provided by Seller to Purchaser, and so long as Purchaser is not in default hereunder, the Deposit shall be refunded to Purchaser and neither party shall have any further liability or obligations to the other hereunder provided; however, the indemnity contained in Subsection 3 hereof shall survive.
F.    Purchaser hereby expressly acknowledges and agrees that Purchaser has or will have, prior to the end of the Review Period, thoroughly inspected and examined the Property. Purchaser hereby further acknowledges and agrees that Purchaser is relying solely upon its own inspections and the representations of the Seller expressly contained herein and that Purchaser is otherwise purchasing the Property on an “AS IS”, “WHERE IS” and “WITH ALL FAULTS” basis, without representations, warranties or covenants, express or implied, of any kind or nature except as agreed to herein, including, but not limited to, the zoning of the Property, the tax consequences to Purchaser, the physical condition of the Real Property, environmental compliance, governmental approvals and compliance of the Real Property with any and all applicable rules, regulations, ordinances and statutes. The express intention of Purchaser and Seller is that Purchaser shall purchase the Property from Seller without any representations, warranties or covenants, express or implied, from or of Seller except as agreed to herein. Purchaser hereby waives and relinquishes all rights and privileges arising out of, or with respect to or in relation to, any representations, warranties or covenants, whether express or implied, which may have been made or given, or which may be deemed to have been made or given by Seller, except as agreed to herein. Except as agreed to herein, without limiting the generality of the foregoing, Purchaser hereby further acknowledges and agrees that warranties of merchantability and fitness for a particular purpose are excluded from the transactions contemplated hereby, as are any warranties arising from a course of dealing or usage or trade, and that Seller has not represented or warranted, and Seller does not hereby represent or warrant, that the Real Property now or in the future will meet or comply with the requirements of any health, environmental or safety code or regulation of the United States of America, the state where the Real Property is located, or any other authority or jurisdiction.
G.    This Section shall survive the Closing and/or the termination of this Agreement in all events.
4.    Title.
A.    No later than fifteen (15) days after the Effective Date, Seller shall obtain, at its sole cost and expense, and deliver to Purchaser a current ALTA owner’s title commitment for title insurance (the “Title Commitment”) issued by the Escrow Agent, together with true and complete copies of all exceptions contained therein. Purchaser shall order, at its cost and expense, an ALTA Survey (the “Survey”). Upon the receipt of the Title Commitment and Survey, Purchaser shall promptly review all such information and shall, no later than the expiration of the Review Period, furnish a copy of the Title Commitment and Survey to Seller, together with a statement as to which exceptions shown on the Title Commitment are acceptable to Purchaser (the “Permitted Exceptions”) and the requirements which Purchaser requires Seller to satisfy. The parties agree that the Leases, zoning ordinance, and taxes which are a lien but not then due and payable shall all be Permitted Exceptions. If Seller determines that it is not able or is unwilling to cause all exceptions other than the Permitted Exceptions to be removed from the Title Commitment or that there are requirements which Seller is unable or unwilling to satisfy, then within five (5) days after notice from Purchaser noting the Permitted Exceptions and requirements, Seller shall give notice (“Seller’s Notice”) to Purchaser stating those other exceptions which must be included as additional Permitted Exceptions and those requirements which Seller is unable or unwilling to satisfy. Failure by Seller to give Seller’s Notice shall be deemed an election by Seller that all exceptions other than Permitted Exceptions will be removed from the Title Commitment and that Seller will satisfy all requirements for the issuance of the title policy on or before Closing. If Purchaser does not give notice to Seller of Purchaser’s objection of such additional Permitted Exceptions or requirements within five (5) days after receipt by Purchaser of Seller’s Notice, if any, Purchaser shall be deemed to have agreed to take title subject to such additional Permitted Exceptions. If Purchaser objects in writing to Seller’s expansion of the Permitted Exceptions within the time permitted herein, Purchaser shall be deemed to have terminated this Contract (unless the parties agree otherwise in writing), in which event the Escrow Agent shall immediately forward the Deposit to Purchaser, and neither party shall have any further liability or obligations to the other hereunder, provided, however, the indemnity in subsection 3 A hereof shall survive such termination.
B.    Notwithstanding the provisions of subsection A to the contrary, on the Closing Date, as defined below, title to the Property shall be good and marketable, free and clear of all mortgages, liens and encumbrances, and free and clear of all leases, security interests, restrictions, rights-of-way, easements, encroachments and other matters, except for the Permitted Exceptions.
C.    Intentionally deleted.

5.    Seller’s Representations and Warranties. Seller warrants and represents to Purchaser as follows, which warranties and representations shall be deemed made on the Effective Date and shall be reaffirmed at Closing:
A.     To the best knowledge of Seller, and except as disclosed in the items delivered pursuant to Exhibit “C”, the title to the Property is, and at Closing Settlement will be, marketable and good of record and in fact, free and clear of all liens, encumbrances or leases, except the Leases and those matters to be removed at or prior to Closing and the Permitted Exceptions. To the best knowledge of Seller, and except as disclosed in the items delivered pursuant to Exhibit “C”, there are no title conditions adversely affecting title insurability.
B.    Seller is a validly existing Florida limited liability company in good standing and has the corporate authority to enter into and perform its obligations under this Contract. The person executing this Contract on behalf of Seller has been authorized to do so.
C.    To the best of Seller’s knowledge, the execution and delivery of this Contract do not, and the consummation of the transaction contemplated hereby will not in any material respect, require any approval, consent, authorization or order of, or filing with, any private party or any governmental agency or body or violate any law, rule or regulation or any order, arbitration award, judgment or decree to which Seller is a party or by which it or any of the Property is bound.

D.    The Property is not subject to any option contract or other sales contract, or to any leases or other occupancy agreements other than the Leases.
E.    Except as may otherwise be disclosed in the items delivered pursuant to Exhibit “C”, Seller has no knowledge of, and has received no written notice from, any governmental authority requiring any work, repairs, construction, alterations or installations on or in connection with the Property, or asserting any violation of any federal, state, county or municipal laws, ordinances, codes, orders, regulations or requirements affecting any portion of the Property, including, without limitation, any applicable environmental laws or regulations. Except as may otherwise be disclosed in the items delivered pursuant to Exhibit “C”, there is no written action, suit or proceeding pending or, to the knowledge of Seller, threatened against or affecting Seller or the Property or any portion thereof or relating to or arising out of the ownership of the Property, in any court or before or by any federal, state, county or municipal department, commission, board, bureau or agency or other governmental instrumentality.
F.    The Seller has not received from any governmental authority any written notice of, and the Seller presently has no knowledge of, pending or contemplated condemnation proceedings affecting the Property.
G.    On the date Purchaser notifies Seller that it has waived its rights to terminate this Contract pursuant to Section 3B hereof, Seller shall give notice of termination to be effective at Closing with regard to any management or leasing contract or fee arrangement between Seller and any other party for or in connection with the Real Property and all payments due thereunder will be paid in full by Seller prior to Closing and Seller shall hold Purchaser harmless from any claims thereunder, unless Purchaser, at its sole option, assumes any such agreement in writing. Seller further warrants and represents that all such contracts and agreements shall be terminated effective as of Closing, unless otherwise assumed by Purchaser as noted above.
H.    Seller has not received any written notice from any insurance company or any board of fire underwriters (or other body exercising similar functions) claiming any defects or deficiencies with respect to, or requesting the performance of any repairs, alterations or other work to, the Property.
I.     Except as may otherwise be disclosed in the items delivered pursuant to Exhibit “C”, to Seller’s Knowledge, Seller has not received written notice of the existence of any Hazardous Materials (as defined below) located on the Property which are in violation of any applicable Environmental Laws (as defined below). Seller represents and warrants that the Seller’s Documents contain or will contain all of the environmental reports and assessments with respect to the Real Property that Seller has in Seller’s possession as of the Effective Date. "Hazardous Materials" shall mean (i) any toxic substance or hazardous waste, substance or related material, or any pollutant or contaminant; (ii) radon gas, asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of federal, state or local safety guidelines, whichever are more stringent; (iii) any substance, gas material or chemical which is or may be defined as or included in the definition of "hazardous substances", "toxic substances", "hazardous materials", "hazardous wastes" or words of similar import under any federal, state or local statute, law, code, or ordinance or under the regulations adopted or guidelines promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response, Compensation and

Liability Act of 1980, as amended, 42 U.S.C. § 9061 et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. § 1801, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 6901, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251, et seq.; and all relevant State environmental statutes; and (iv) any other chemical, material, gas, or substance, the exposure to or release of which is or may be prohibited, limited or regulated by any governmental or quasi-governmental entity or authority that asserts or may assert jurisdiction over the Property or the operations or activity at the Property, or any chemical, material, gas or substance that does or may pose a hazard to the health and/or safety of the occupants of the Property or the owners and/or occupants of property adjacent to or surrounding the Property. "Environmental Laws" means all applicable present federal, state or local statutes, regulations, rules, ordinances, and codes and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment.
J.     To the best of Seller’s knowledge, no assessments or charges for any public improvements have been made against the Property which remain unpaid. To the best of Seller’s knowledge, no improvements to the Property or any roads or facilities abutting the Property have been made or ordered for which a lien, assessment or charge can be filed or made.
K.    Exhibit “B” lists all (i) leases for any portion of the Property and all amendments and any other writings related thereto in effect on the Effective Date and (ii) guaranties with respect to the Leases in effect on the Effective Date (the “Guaranties”). Except as otherwise disclosed to Purchaser, each of the Leases and Guaranties is valid and subsisting and in full force and effect, has not been further amended, modified or supplemented and the tenant thereunder is in actual possession in the normal course. No tenant has asserted any written claim of which Seller has notice which would in any way affect the collection of rent from such tenant and no written notice of default or breach on the part of the landlord under any of the Leases has been received by Seller or its agents from the tenant thereunder. All improvements, landlord work, painting, repairs, alterations and other work required to be performed thereunder and which has been scheduled for the period prior to Closing, have been or will, prior to Closing, be fully performed and paid for in full.
L.    The rents set forth in Exhibit “B” are the actual rents, income and charges presently being collected by Seller. Except as otherwise disclosed on Exhibit “B”, no tenant under any of the Leases is entitled to any concessions, allowances, rebates or refunds or has prepaid any rents or other charges for more than the current month. None of the Leases and none of the rents or other amounts payable thereunder have been assigned, pledged or encumbered, except in connection with any loan to be fully satisfied prior to, or at, Closing. No security deposits have been paid by any tenants which have not heretofore been returned, except as set forth in Exhibit “B” hereto, if any.
M.     Except as disclosed in writing to Purchaser, following Closing, no brokerage or leasing commissions or other compensation is or will be due or payable to any person, firm, corporation or other entity with respect to or on account of any of the Leases or any extensions or renewals thereof.
N.    After the Effective Date, if any event occurs or condition exists which changes in a material way any of the representations contained herein, Seller shall promptly notify Purchaser in writing.

O.    Intentionally Deleted.
P.    Except as delivered to Purchaser as specified in Section 1D and to the best of Seller’s actual knowledge, there are no material warranties, guarantees or bonds, certificates of occupancy, governmental or regulatory licenses and permits, plans and specifications or other tangible or intangible assets relating to the Real Property or Additional Property, and all of the warranties, guarantees and bonds, certificates of occupancy, governmental or regulatory licenses and permits and other assets are assignable, valid and existing and in full force and effect and have not been amended, modified or supplemented.
Q.    The Seller is not a debtor in any bankruptcy or other insolvency proceeding.
6.    Purchaser’s Representations and Warranties. Purchaser represents and warrants to Seller as follows:
A.    This Contract is validly executed and delivered by Purchaser and the performance by Purchaser hereunder does not violate (i) any agreement or contract to which Purchaser is a party or (ii) any judgment, order, injunction, decree, regulation or ruling of any court or other governmental authority to which Purchaser is subject.
B.    The execution of this Contract by Purchaser has been properly authorized and is the binding obligation of Purchaser.
7.    Seller’s Covenants. Seller covenants and agrees as follows:
A.    Seller will not (i) mortgage, pledge or subject the Property or any part thereof to an unbonded lien or other encumbrance, (ii) cause any mechanic’s or materialmen’s lien to attach against the Real Property, (iii) execute or cause or permit to be placed of record any document affecting title to any portion of the Real Property (other than the plat, and any associated documents, referenced in Section 4(C), above), (iv) authorize any option contract, sales contract, or any other agreement, pursuant to which any party shall have any right to purchase any portion of the Property or (v) enter into any lease, assignment, amendment, modification, or supplement of any of the Leases, without first receiving Purchaser’s prior written approval, which approval may not be unreasonably withheld, conditioned or delayed; provided, however, that the limitation contained within subsection 7.A.(v) shall not apply to: a) new tenancies which conform to the Cushman Wakefield offering memorandum regarding price and terms and b) existing tenancies where the base rent modification conforms to the Cushman Wakefield offering memorandum regarding price and terms.
B.    Following the expiration of the Review Period, Seller will not sell or otherwise dispose of or remove any fixtures, mechanical equipment or any other item included within the Property.
C.    Following the expiration of the Review Period, Seller will not do any act which will materially adversely affect the warranties, guarantees, bonds and other items delivered to Purchaser as specified in Section 1D, without the prior written consent of Purchaser, which may not be unreasonably withheld.
D.    Seller will comply with each and every material undertaking, covenant and obligation of the landlord under the Leases.

E.    Seller shall maintain or cause to be maintained the Property, including all plumbing, heating, ventilating, air conditioning and other mechanical and electrical systems contained in the Improvements, in good order and repair, reasonable wear and tear excepted.
F.    Seller will pay or cause to be paid all debts, taxes, fees, assessments, commissions, and other obligations related to the use and ownership of the Property up to the date of Closing, except for those items for which proration is agreed upon in accordance with the provisions of Section 10 hereof.
G.    Between the date of this Contract and the Closing Date, Seller agrees that it will: (i) manage and operate the Property only in the ordinary and usual manner and maintain in full force and effect until the Closing Date all appropriate insurance policies; (ii) deliver the Property on the Closing Date in substantially the same condition it is in on the date of this Contract, reasonable wear and tear excepted; (iii) give prompt written notice to Purchaser, by overnight delivery from a recognized national carrier and facsimile, of any fire or other casualty affecting the Property after the date of this Contract; (iv) deliver to Purchaser, promptly after receipt by Seller, copies of all notices of violation issued by governmental authorities with respect to the Property received by Seller after the date of this Contract.
H.    Intentionally Deleted.
I.    Seller shall use good faith efforts to cause all of the tenants to execute and deliver to Purchaser estoppel certificates in the form attached hereto as Exhibit “D” and incorporated herein by reference, provided that, to the extent the applicable Leases call for forms of estoppel certificates which differ from the form attached as Exhibit “D” the form required under such Leases shall be deemed to be the required form for purposes hereof. In the event that, prior to the expiration of the date five (5) days before the Closing Date, estoppel certificates in the form called for above (and not alleging any then ongoing default on Seller’s part and confirming the material business terms of the applicable Lease) from each tenant individually occupying more than 10,000.00 square feet (collectively, the “Major Tenants”) and from Tenants occupying 75% of the balance of the occupied area of the Real Property have not been delivered to Purchaser (the “Minimum Estoppel Threshold”), then Purchaser shall, at its option and as its sole and exclusive remedies, have the right to either: (a) terminate this Contract upon written notice thereof to Seller at least one (1) day prior to the Closing Date, in which event, Purchaser shall receive a refund of the Deposit, and Purchaser and Seller shall each be relieved of any and all liability under this Contract, except such liability under this Contract expressly stated herein to survive such termination or (b) Purchaser may elect to extend the Closing Date for an additional period of time not to exceed thirty (30) days upon written notice to Seller at least two (2) days prior to the original Closing Date in order to enable Seller to continue to pursue such requisite estoppel certificates which will satisfy the Minimum Estoppel Threshold. If Seller is still not able to obtain the requisite estoppel certificates which will satisfy the Minimum Estoppel Threshold within such additional thirty (30) day period, then either Seller or Purchaser shall have the right, at its respective sole option and as its respective sole and exclusive remedy, to terminate this Contract upon notice thereof to the other party within five (5) days after the expiration of such thirty (30) day period; in which event, Purchaser shall receive a refund of the Deposit and thereafter neither Seller nor Purchaser will have any further liability, obligation or responsibility to the other under this Contract, except as otherwise expressly provided in this Contract. If Purchaser elects to extend the Closing Date in accordance with the terms of this

Section, then Closing will occur within five (5) days after Seller delivers to Purchaser the requisite estoppel certificates that satisfy the Minimum Estoppel Threshold. Purchaser shall have the option to waive the Seller’s condition precedent to Closing set forth in this Section by written notice to Seller, whereupon such condition will be deemed satisfied.
In addition, Seller shall use good faith efforts to cause all tenants to execute and deliver to Purchaser subordination, non-disturbance and attornment agreements (collectively, “SNDAs”) in favor of Purchaser’s institutional first mortgage lender in the forms required under and/or on terms stipulated in the respective Leases or if any of the respective Leases do not require a form or stipulate any specific terms, then in the form attached hereto as Exhibit “E”. In the event that SNDAs from the Major Tenants and from any other Tenant with a recorded leasehold interest has not been executed and returned to Purchaser on or before Closing, until the same are so returned, either party shall have the right to terminate this Contract upon notice to the other, in which event Purchaser shall receive a refund of the Deposit, and be relieved of any and all liability under this Contract, except such liability under this Contract expressly stated herein to survive such termination.
8.    Conditions.
A.    In addition to Purchaser’s absolute right to terminate this Contract for any reason at any time during the Review Period, the obligation of Purchaser under this Contract to purchase the Property from Seller is subject to the satisfaction of each of the following conditions on or prior to the Closing Date, any of which conditions may be waived in whole or in part by Purchaser by written waiver at or prior to the Closing Date:
1.    Title to the Real Property shall be good and marketable as required herein, free and clear of all liens and encumbrances, and subject to no exceptions other than the Permitted Exceptions and the Escrow Agent shall be prepared to issue, an owner’s title insurance policy pursuant to the Title Commitment insuring the title to the Real Property, subject only to the Permitted Exceptions, in the amount of the Purchase Price or such lesser amount as Purchaser, in its sole discretion, shall determine, and with such endorsements as Purchaser shall determine. Seller shall discharge all liens against the Property at Closing.
2.    Seller shall have performed, observed and complied with all covenants, agreements and conditions required by this Contract to be performed by, observed and complied with on its part either on or prior to the Closing Date.
3.    All of Seller’s representations and warranties contained herein shall be true and correct in all material respects as of the Closing Date, and Seller will deliver to Purchaser at Closing a certificate to that effect (or disclosing any representations or warranties which are no longer true and accurate).
4.    The physical condition of the Property and the title for the Property shall not have materially changed since the conclusion of the Review Period.
5.    All tenants of the Leases whose tenancies are for greater than 3,000 square feet shall be occupying the Property, and none of the tenants whose tenancies are for greater than 3,000 square feet shall be in default in the payment of rent or performance of any other material obligation.

6.    Purchaser shall have received the Estoppel Certificates and SNDA Agreements as required pursuant to Section 7(I).
7.    Execution and delivery of a Declaration of Restrictions and Reciprocal Easement for Ingress, Egress, Utilities and Drainage, which shall be to the reasonable satisfaction of both Purchaser and Seller.
In the event any of the foregoing conditions to the Closing are not satisfied or waived in writing by Purchaser as of the Closing Date, then, Purchaser may either (i) extend the date for Closing for a maximum of thirty (30) days until such conditions are satisfied, or (ii) terminate this Contract and have the Deposit refunded together with accrued interest and Seller shall pay to Purchaser the out-of-pocket expenses incurred by Purchaser that have arisen under this Contract, provided, however such out-of-pocket expenses shall be limited to Fifty Thousand and 00/100 Dollars ($50,000.00) prior to loan commitment by Purchaser’s lender or One Hundred Thousand and 00/100 Dollars ($100,000.00) after loan commitment by Purchaser’s lender; provided, however, Purchaser shall not be entitled to reimbursement of out-of-pocket expenses as stated above if the failure of condition is one contemplated by Sections 8 (A) (5) or 8 (A) (6), or (iii) waive in writing the satisfaction of any such conditions, in which event this Contract shall be read as if such conditions no longer existed; provided, however that, if such failure of condition also constitutes or is accompanied by a default by Seller hereunder, Purchaser shall have all rights and remedies as set forth in Section 13 hereof.
B.    The obligations of Seller under this Contract to sell the Property to Purchaser are subject to the satisfaction of each of the following conditions:
1.    Purchaser shall have performed, observed and complied with all covenants, agreements and conditions required by this Contract to be performed by, observed and complied with on its part either on or prior to the Closing Date.
2.    Execution and delivery of a Declaration of Restrictions and Reciprocal Easement for Ingress, Egress, Utilities and Drainage, which shall be to the reasonable satisfaction of both Purchaser and Seller.
3.    All of Purchaser’s representations and warranties contained herein shall be true and correct in all material respects.
4.    Intentionally deleted.
In the event any of the foregoing conditions to the Closing are not satisfied or waived in writing by Seller as of the Closing Date, then, Seller may terminate this Contract and the Deposit shall be returned to Purchaser and Seller and Purchaser shall have no further responsibility to each other; provided, however that, if such failure of condition also constitutes or is accompanied by a default by Purchaser hereunder, Seller shall have all rights and remedies as set forth in Section 14 hereof and the indemnity contained in Section 3 hereof shall survive.
9.    Closing.
A.    Unless this Contract is sooner terminated by Purchaser or Seller as herein provided, the closing hereunder (the “Closing”) shall be conducted in escrow by the Escrow Agent on or before that date which is thirty (30) days after the end of the Review Period (the “Closing Date”).

B.    At Closing, in addition to any other documents required to be delivered under the terms of this Contract, Seller shall deliver or cause to be delivered to Purchaser the following, copies of which form shall be delivered to Purchaser five (5) days prior to Closing for its review and approval:
1.    A general warranty deed, duly executed and acknowledged by Seller and in proper form for recordation, conveying good, marketable fee simple title to the Real Property, free and clear of all liens and encumbrances, other than the Permitted Exceptions. If requested by Purchaser, the deed shall also describe the Real Property by reference to the physical survey obtained by Purchaser.
2.    A bill of sale duly executed and acknowledged by Seller.
3.    To the extent in the physical possession of Seller, the originals of the Leases and guarantees thereof, together with a valid assignment, duly executed assigning to Purchaser all of Seller’s right, title and interest, as landlord, in and to the Leases and guarantees thereof, free and clear of all assignments, pledges or hypothecations thereof, which assignment shall be without warranty and representation by Seller, but which shall include Purchaser’s indemnity for all matters arising after the Closing Date.
4.    Notice to the tenants under the Leases in the form approved by Purchaser and in conformity with the requirements of the Leases, duly executed and acknowledged by Seller, advising the tenants of the sale of the Property to Purchaser and directing that rent and other payments thereafter be sent to Purchaser (or its agent) at the address provided by Purchaser.
5.    A valid assignment, duly executed and acknowledged by Seller, assigning to Purchaser all of Seller’s interest in and to guarantees, warranties and bonds and other assets comprising the Property, together with the original of each such guaranty, warranty, bonds and other related documents, to the extent such items are in the physical possession of the Seller.
6.    To the extent they are in Seller’s possession or control, originals of all certificates of occupancy, licenses, permits, authorizations and approvals required by law and issued by all governmental authorities having jurisdiction over the Real Property and copies of all certificates issued by the local board of fire underwriters (or other body exercising similar functions).
7.    To the extent they are in Seller’s possession or control, a complete set of the final working drawings, engineering plans, utilities lay-out plans, topographical plans and the like used in the construction of the Improvements.
8.    Such affidavits or letters of indemnity as the Escrow Agent shall reasonably require in order to issue policies of title insurance free of any exceptions for unfiled mechanics, materialmen’s or similar liens and parties in possession (other than the tenants under the Leases).
9.    A certificate of non-foreign status as required by Section 1445 of the Internal Revenue Code.
10.    All keys, codes, or other security devices used in connection with the operation of the Property.
11.    Seller’s certificate pursuant to paragraph 8A.3 with respect to its representations and warranties.

12.    Any other documents reasonably requested by Purchaser or     Seller’s title insurance company in order to consummate the transaction contemplated by this Contract, including, without limitation, a Declaration of Restrictions and Reciprocal Easement for Ingress, Egress, Utilities and Drainage, which shall be to the reasonable satisfaction of both Purchaser and Seller.
C.    At Closing, in addition to any other documents required to be delivered under the terms of this Contract, Purchaser shall deliver or cause to be delivered the following:
1.    Cash, wire transfer or other immediately available funds payable to Seller in the amount of the funds at Closing, as specified in Subsections 2A (as held by Escrow Agent) and 2B.
10.    Adjustments.
The following shall be adjusted between Seller and Purchaser and shall be prorated on a per diem basis as of the Closing Date, except as noted below:
A.    All rents and other payments and obligations pursuant to the Leases. Rents received by Seller prior to the Closing Date shall be prorated between the parties with rentals applicable to the period from and after the Closing Date allocated to Purchaser. If on the Closing Date there are any past due rents or other charges owing from tenants or other occupants of the Real Property for the month in which Closing occurs, such rents and other charges shall only be prorated to the extent received by Seller, provided, that to the extent that Seller receives rents after Closing, Seller shall remit a pro-rata amount to Purchaser. After the Closing Date, Purchaser shall use good faith best efforts to collect from tenants delinquent rents and other charges due Seller and such rents and other charges shall remain the property of Seller, but Purchaser shall be under no obligation to pursue legal remedies for such rents and Seller covenants that it will not pursue any remedies against any such delinquent tenants. To the extent that, after the Closing Date, Purchaser actually receives payment from such Tenants of rents and charges pertaining to the time periods prior to Closing, Purchaser agrees to remit such payments to Seller within ten (10) days after Purchaser’s receipt thereof. Until collected or the expiration of the 12th full calendar month after Closing, Purchaser shall provide to Seller on or before the 10th day of each such calendar month a written statement of its collections with respect to rents and other charges which are delinquent as of Closing for the calendar month immediately preceding Closing. For a period of one hundred eighty (180) days following Closing, Purchaser may not, however, waive any such delinquent amounts owed to Seller, nor modify the Leases so as to reduce or otherwise affect such amounts owed to Seller under the Leases for any period in which Seller is entitled to receive rent, without first obtaining Seller's prior written consent.
B.    Real estate taxes (and if current assessed values are not available, prorations shall be made based on the taxes for the preceding tax year as reflected in the most recent tax bills), personal property taxes, and assessments on the Property shall be apportioned pro rata between Seller and Purchaser, with Seller responsible for the same to and including the day prior to the Closing Date and Purchaser responsible for the same from and after the Closing Date. Purchaser shall receive a credit in an amount equal to any taxes and assessments unpaid as of the Closing Date and for which Seller is responsible hereunder. Seller shall receive a credit in an amount equal to any taxes and assessments which have been paid by Seller applicable to periods on or after the Closing Date. Notwithstanding the foregoing, in no event shall property taxes be prorated for any tenant(s), if any, which pay rent to Seller on an annual basis in accordance with the terms of their respective Leases.
C.    Closing cost shall be paid as follows:
1.    Seller shall pay at Closing one half of the amount of all transfer and recording taxes or charges on the deed conveying the Real Property, the charges of the Escrow Agent for issuance of the title commitment and owner’s title policy to Purchaser (excluding any endorsements requested by Purchaser), and one half of the fees charged by the Escrow Agent to act as settlement agent.
2.    Purchaser shall pay at Closing one half the amount of all transfer and recording taxes or charges on the deed conveying the Real Property, the entire amount of any taxes or charges for any mortgage recorded for any lender to Purchaser, the cost of any endorsement to the policy of title insurance requested by Purchaser, the Survey, one-half of escrow fees charged by Escrow Agent to act as settlement agent and any costs arising from or related to Purchaser’s studies and activities under the Review Period.
D.    All utilities, operating expenses and other apportionable income and expenses paid or payable by Seller, including without limitation, Common Area Maintenance charges due under the Leases (collectively “CAM Charges”), shall be apportioned pro rata on a per diem basis as of 12:01 A.M. on the date of Closing. Seller shall use its best efforts to cause any and all public utilities serving the Property to issue final bills to Seller on the basis of readings made as of Closing and all such bills shall be paid by Seller. Within forty-five (45) days following the actual date of Closing, Purchaser and Seller shall perform a final reconciliation of the CAM Charges due under the Leases for the calendar year up to the date of Closing (the “Short Year”) as follows: (i) Purchaser shall pay to Seller the amount by which the CAM Charges and taxes actually paid by Seller during such Short Year exceed that portion of funds Seller collected from tenants for CAM Charges and taxes (which are not otherwise paid directly by such tenants) during the Short Year, or (ii) Seller shall pay to Purchaser the amount by which that portion of funds Seller collected from tenants for CAM Charges and taxes (which are not otherwise paid directly by such tenants) during the Short Year exceeds the CAM Charges and taxes actually paid by Seller during such Short Year.
E.    With the exception of any adjustments to be made following the Closing Date, (a) if a net amount is owed by Seller to Purchaser pursuant to this Section 10, such amount shall be credited against the Purchase Price, and (b) if a net amount is owed by Purchaser to Seller pursuant to this Section 10, such amount shall be added to the Purchase Price.
11.    Possession. Possession of the Property shall be delivered as of the Closing Date, subject only to the Leases.
12.    Condemnation. In the event that any eminent domain proceeding (including a temporary taking) affecting the Real Property or any part thereof or affecting any of the rights of the tenants under the Leases is commenced or threatened by a governmental body having the power of eminent domain (a “Condemnation”), Seller shall immediately give Purchaser written notice thereof, and in the event, in Purchaser’s sole discretion, such Condemnation has no material adverse effect on the Property, Purchaser shall receive the award resulting from the Condemnation, (or if not then received, the right to the same shall be assigned to Purchaser), and this transaction shall be closed in the same manner as if no such Condemnation or other taking shall have occurred.

However, if any such Condemnation has, or will have, in Purchaser’s sole discretion, a material adverse effect on the Property, Purchaser may terminate this Contract, in which event the Escrow Agent shall immediately forward the Deposit to Purchaser, and neither party shall have any further liability or obligations to the other hereunder. As used in this section, the term “material adverse effect” shall mean a condemnation which results in a taking of more than ten percent (10%) or more of the Real Property, based upon value.
13.    Seller’s Default.
A.    In the event Seller shall be in breach or violation of, or shall fail or refuse to perform its obligations under this Contract, Purchaser may either (i) Purchaser shall have the right to declare this Contract terminated, in which event the Deposit shall be promptly returned to Purchaser and Seller shall pay to Purchaser the out-of-pocket expenses incurred by Purchaser that have arisen under this Contract, provided, however such out-of-pocket expenses shall be limited to Fifty Thousand and 00/100 Dollars ($50,000.00) prior to loan commitment by Purchaser’s lender or One Hundred Thousand and 00/100 Dollars ($100,000.00) after loan commitment by Purchaser’s lender unless explicitly stated otherwise herein, or (ii) Purchaser may seek specific performance of this Contract.
B.    Notwithstanding the foregoing, in the event of a default by Seller, Seller shall have the right, but not the obligation, to cure, or attempt to cure the default before Purchaser may exercise its rights granted under Section 13(A), provided Seller commences to cure such default within ten (10) business days of Seller’s receipt of written notice of such default from Purchaser and Seller thereafter diligently pursues the cure, it being understood by Seller and Purchaser that the Closing Date will be extended for such time as Seller requires to cure the default so long as Seller uses diligence to complete such cure, provided, such extension of the Closing Date shall not exceed thirty (30) days unless the parties agree otherwise in writing.
14.    Purchaser’s Default; Liquidated Damages. In the event Purchaser shall be in breach or violation of, or shall fail or refuse to perform its obligations under this Contract the Deposit shall be forwarded by Escrow Agent to Seller on demand, which is hereby agreed to be adequate liquidated damages for Purchaser’s default hereunder, and Seller shall have no other rights or remedies. The parties acknowledge that the Deposit represents a reasonable effort to ascertain the damages to Seller in the event of a Purchaser default, which damages are difficult or impossible to quantify.
15.    Broker’s Commission. Seller shall be solely responsible for, and shall pay in cash at Closing, and only if Closing shall occur, a real estate commission to Cushman and Wakefield of Florida, Inc. (the “Broker”) pursuant to the terms of a separate agreement. Seller represents and warrants to Purchaser, and Purchaser represents and warrants to Seller, that, except as provided in the preceding sentence, no commissions are due and owing any real estate broker or salesperson (other than the Broker) in connection with this transaction arising out of its actions. Seller and Purchaser hereby each agree to indemnify, defend and hold the other harmless from and against any claim for any real estate commission or similar fee arising out of its actions concerning the purchase and sale of the Property as contemplated by this Contract. Seller acknowledges that Purchaser has disclosed that certain of its principals are licensed real estate agents in the Commonwealth of Virginia.
16.    Insurance; Risk of Loss. At all times until the Closing has been consummated, Seller shall maintain in full force and effect casualty and liability insurance on or with respect to the

Property, it being understood and agreed that all risk of loss with respect to the Property shall remain with Seller through Closing. In the event that prior to the Closing Date, the Improvements on the Property are damaged, destroyed, or rendered unusable by fire, or other cause (“Casualty”), and the cost to repair such Casualty shall exceed $300,000.00, then the Purchaser may terminate this Contract by notice to the Seller within ten (10) days of Purchaser’s receipt of Seller’s notice of such damage or proceeding, in which case the Deposit shall be refunded to Purchaser, and thereafter neither party shall have any further obligation or liability to the other by virtue of this Contract, except as otherwise expressly provided herein. In the event Purchaser shall not elect to terminate this Contract or in the event Purchaser fails timely to terminate this Contract pursuant to the foregoing or in the event of any damage or destruction to such improvements the cost of repair for which is less than $300,000.00 (for which no termination right shall apply under this Section), but only if the Casualty is an insured risk under the applicable commercial property insurance policy then carried by Seller, Purchaser shall be entitled to receive at Closing an absolute assignment from Seller of any interest Seller may have otherwise had in the proceeds of any insurance on the Property (including any rent loss insurance allocable to the period from and after the Closing Date) plus Seller shall pay any deductible under said commercial property insurance less any costs incurred by Seller in securing such proceeds and/or adjusting the loss and/or in undertaking any required repairs and Purchaser shall proceed with the Closing on the Property in its then “as-is” condition with no reduction in the Purchase Price.
17.    Survival of Covenants. The covenants, representations and warranties made by Seller and Purchaser in Sections 5 A through Q, inclusive, and Sections 7 A through I, inclusive, shall survive the Closing for a period of one year after Closing. In the event Closing does occur and Seller has breached any warranty, representation or covenant under this Contract, then Purchaser may seek any and all remedies provided by law or equity.
18.    Assignment. Purchaser’s rights under this Contract shall be assignable by Purchaser, without further consent of Seller, to an entity controlled by Purchaser or any of Purchaser’s principals.
19.    Notices. All notices, requests or other communications permitted or required under this Contract shall be in writing and shall be communicated by personal delivery, by nationally recognized overnight delivery service (such as Federal Express), by certified mail, return receipt requested, or by facsimile transmission to the parties hereto at the addresses shown below, or at such other address as any of them may designate by notice to each of the others. Notice given by facsimile shall be effective as of the successful transmission of the facsimile (as evidenced by a successful transmission report generated by the sender’s facsimile equipment), but only if notice is sent the same day by another method permitted by this Section 19.

Seller:
If to Seller:
Caetie Berger
CRP II – Sunshine Shopping Plaza, LLC
2501 S. MacDill Avenue
Tampa, Florida 33629
Fax: (813) 574-6771
Email: cberger@forgecapitalpartners.com

With a copy to:
Will Conroy, Esq.
Johnson, Pope, Bokor, Ruppel & Burns, LLP
333 3rd Avenue North, Suite 200
St. Petersburg, Florida 33701
Phone: 727.800.5980
Fax: 727.800. 5981
E-mail: WillC@jpfirm.com

Purchaser:

WHLR-Sunshine Plaza, LLC
2529 Virginia Beach Boulevard
Virginia Beach, Virginia 23452
Phone: 757/627/9088
Fax: 757/627/9081
E-mail: jon@wheelerint.com

Copy to:
Stuart A. Pleasants, Attorney at law
STUART A. PLEASANTS, P.C.
2529 Virginia Beach Boulevard
Virginia Beach, Virginia 23452
Attn: Stuart A. Pleasants Esq.
Phone: 757/275/7634
Fax: 757/627/9081
E-mail: stuartpleasants@verizon.net

Escrow Agent: Johnson, Pope, Bokor, Ruppel & Burns, LLP 333 3rd Avenue North Suite 200 St. Petersburg, Florida 33701 Fax: 727.800.5981 Email: willc@jpfirm.com

20.    Escrow. Upon its receipt thereof, Escrow Agent shall deposit the Deposit in a federally insured interest bearing account, with all accrued interest earned thereon to be added to and deemed a part of the Deposit. Except as otherwise provided in this Contract, the Deposit shall be delivered by Escrow Agent to Seller on the Closing Date for application against the Purchase Price; provided, however, if Purchaser shall be entitled to a refund of the Deposit in accordance with the terms of this Contract, Escrow Agent shall promptly refund the Deposit to Purchaser. Escrow Agent shall have no liability to any party hereto in acting or refraining from acting hereunder except for willful malfeasance and shall perform such function without compensation. In the event of any dispute between the parties hereto or between Escrow Agent and Seller or Purchaser, Escrow Agent may deposit the Deposit in a court of competent jurisdiction for the purpose of obtaining a determination of such controversy. Seller and Purchaser agree to execute and deliver an escrow agreement in the form designated by Escrow Agent or in form and content as contained in the escrow agreement (the “Escrow Agreement”) attached hereto as Exhibit “G”.

21.    Like Kind Exchange Under Section 1031 of the Internal Revenue Code. The parties acknowledge that Seller or Purchaser may wish to enter into a like kind exchange (either simultaneous or deferred) with respect to the Property (the “Exchange”) pursuant to the applicable provisions of Section 1031 of the Internal Revenue Code of 1986, as amended. Notwithstanding anything to the contrary contained in this Contract, Seller or Purchaser shall have the right to assign its interest under this Contract without the other party’s consent for the sole purpose of enabling the assigning party to effectuate the Exchange, including execution of any necessary acknowledgment documents; provided, however, that notwithstanding any such assignment, the assigning party shall not be released from any of its liabilities, obligations or indemnities under this Contract. The other party shall cooperate in all reasonable respects with the assigning party to effectuate such Exchange; provided, however, that:
A.    Closing shall not be extended or delayed by reason of such Exchange;
B.    The non-assigning party shall not be required to incur any additional cost or expense as a result of such Exchange, and the assigning party shall forthwith, on demand, reimburse the non-assigning party for any additional cost or expense excepting for attorney’s fees incurred by the non-assigning party as a result of the Exchange in reviewing documents; and
C.    The assigning party’s ability to consummate the Exchange shall not be a condition to the obligations of assigning party under this Contract, and the non-assigning party does not warrant and shall not be responsible for any of the tax consequences to assigning party with respect to the transactions contemplated hereunder.

22.    Miscellaneous.
A.This Contract shall be governed by, construed and enforced under the laws of the State of Florida, without regard to its conflicts of laws provisions.
B.This Contract sets forth the entire agreement and understanding between the parties with respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings which led to the subject matter hereof.

C.All the terms, covenants, representations, warranties and conditions of this Contract shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective heirs, personal representatives, executors, successors and permissible assigns.
D.Failure of any party at any time or times to require performance of any provisions hereof shall in no manner affect the right at a later time to enforce the provision. No waiver by either party of any condition, or the breach of any term, covenant, representation or warranty contained in this Contract, whether by conduct or otherwise, in any one of more instances, shall be deemed a further or continuing waiver of condition or covenant, representation or warranty contained in this Contract.
E.Any amendment or modification of this Contract shall be made in writing executed by the party sought to be charged thereby.
F.Wherever used herein, the singular shall include the plural, the plural shall include the singular and the use of any gender shall include all other genders. If Seller consists of more than one individual or entity, all individuals and entities comprising Seller shall be jointly and severally liable under this Contract. In this Contract, whenever general words or terms are followed by the word “including” (or other forms of the word “include”) and words of particular and specific meaning, shall be deemed to include the words “including without limitation,” and the general words shall be construed in their widest extent, and shall not be limited to persons or things of the same general kind or class as those specifically mentioned in the words of particular and specific meaning.
G.The captions and Section headings contained herein are for convenience only and shall not be used in construing or enforcing any of the provisions of this Contract.
H.This Contract may be executed, by facsimile or PDF, in two (2) or more counterparts, each of which shall be deemed an original hereof, but all of which, together, shall constitute a single agreement. If executed by facsimile or PDF, the parties to this Contract may rely on a facsimile or PDF copy as an original.
I.Time is of the essence with respect to every provision of this Contract.
J.If the expiration of any time period measured in days occurs on a Saturday, Sunday or legal holiday, such expiration shall automatically be extended to the next day which is not a Saturday, Sunday or legal holiday.
K.In the event of any litigation between the parties hereto with respect to this Contract, the non-prevailing party in such litigation shall pay any and all costs and expenses incurred by the other party in connection with such litigation, including, without limitation, court costs (including costs of any trial or appeal therefrom) and reasonable attorneys' fees and disbursements.

SIGNATURES FOLLOW:

PURCHASER:
WHLR-Sunshine Shopping Plaza, LLC

/s/ Jon S. Wheeler
By Jon S. Wheeler, its Manager

SELLER:
CRP II – Sunshine Shopping Plaza, LLC
a Florida limited liability company

By: CRP II Partners, LLC
Its: Manager

By:     /s/ Robert Moreya
Name:     Robert Moreya
Its:     President